UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PLUG POWER INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

News Release

FOR IMMEDIATE RELEASE

PLUG POWER ANNOUNCES FURTHER ADJOURNMENT OF ANNUAL MEETING

LATHAM, NY – May 29, 2009 – Plug Power Inc. (NASDAQ: PLUG), a leader in providing clean, reliable energy solutions, today announced that it has further adjourned its 2009 Annual Meeting of Stockholders while it continues discussions with the company’s largest stockholder regarding its vote. The adjourned meeting will be held at 10:00 a.m. ET on Wednesday, June 17, 2009 at the offices of Plug Power Inc., 968 Albany-Shaker Road, Latham, New York 12110. Stockholders may submit or revoke proxies until the annual meeting. The record date for the annual meeting is March 31, 2009.

Plug Power Inc. Safe Harbor Statement

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements regarding our growth plan. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the risk that unit orders will not ship, be installed and/or convert to revenue, in whole or in part; Plug Power’s ability to develop commercially viable energy products; the cost and timing of developing Plug Power’s energy products; market acceptance of Plug Power’s energy products; Plug Power’s ability to manufacture energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; the cost and availability of fuel and fueling infrastructures for Plug Power’s energy products; Plug Power’s ability to protect its Intellectual Property; Plug Power’s ability to lower the cost of its energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s energy products; and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Securities and Exchange Commission (“SEC”) on March 16, 2009, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this communication.

Important Information

In connection with the solicitation of proxies, on April 9, 2009, Plug Power Inc. filed a definitive proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2009 Annual Meeting. PLUG POWER’S STOCKHOLDERS ARE STRONGLY ADVISED TO READ THE DEFINITIVE PROXY MATERIALS AND ANY OTHER RELEVANT SOLICITATION MATERIALS FILED BY PLUG POWER WITH THE SEC BEFORE MAKING ANY VOTING OR INVESTMENT DECISION BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION. The Company’s proxy statement and any other materials filed by the Company with the SEC can be obtained free of charge at the SEC’s web site at www.sec.gov. The Company’s definitive proxy materials are also available for free from Plug Power at http://www.plugpower.com/, or by writing to Plug Power Inc., 968 Albany-Shaker Road, Latham, New York 12110, Attention: Corporate Secretary. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Plug Power Inc. and its directors, nominees and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Plug Power in connection with the Company’s 2009 Annual Meeting of Stockholders. Information concerning the interests of participants in the solicitation of proxies is included in the definitive proxy statement filed by Plug Power with the SEC on April 9, 2009 in connection with its 2009 Annual Meeting of Stockholders.

# # #

Media Contact: Katrina Fritz Intwala Plug Power Inc. Phone: (518) 782-7700 ext. 1360	Investor Relations Contact: Cathy Yudzevich Plug Power Inc. Phone: (518) 782-7700 ext. 1448